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EXHIBIT 11.1

                     MASTER GRAPHICS, INC. AND SUBSIDIARY
                 COMPUTATION OF NET EARNINGS PER COMMON SHARE
                   (In thousands, except per share amounts)

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                                                                                                  Six months ended    Year ended
                                                                 Years ended     December 31,        December 31,       June 30,
                                                                    1999            1998               1997              1997
                                                                 -----------     ------------     ----------------    -----------
Net earnings (loss)                                              $ (105,208)     $    3,973         $   (3,819)       $   (1,273)
Less preferred stock dividends                                         (115)            (84)                 0                 0
Less accretion of preferred stock discount                             (143)            (87)                 0                 0
                                                                 ----------      ----------         ----------        ----------
Net earnings (loss) applicable to common shares--
   before extraordinary loss                                       (105,466)          3,802             (3,819)           (1,273)
Extraordinary loss                                                        0          (2,098)                 0                 0
                                                                 ----------      ----------         ----------        ----------
   Net loss applicable to common shares                          $ (105,466)     $    1,704         $   (3,819)       $   (1,273)
                                                                 ==========      ==========         ==========        ==========
Basic:
   Weighted average common shares outstanding                     7,916,071       6,130,117          4,000,000         4,000,000
                                                                 ==========      ==========         ==========        ==========
   Basic earnings (loss) per share--
       before extraordinary loss                                 $   (13.32)     $     0.62         $    (0.95)       $    (0.32)
   Basic extraordinary loss per share                                  0.00           (0.34)              0.00              0.00
                                                                 ----------      ----------         ----------        ----------
       Basic loss per share                                      $   (13.32)     $     0.28         $    (0.95)       $    (0.32)
                                                                 ----------      ----------         ----------        ----------

Diluted:
   Net earnings (loss) applicable to common shares               $ (105,466)     $    3,802         $   (3,819)       $   (1,273)
   Plus preferred stock dividends                                       115              84                  0                 0
   Plus accretion of preferred stock discount                           143              87                  0                 0
   Plus deferred compensation provision                                  47              47                  0                 0
                                                                 ----------      ----------         ----------        ----------
   Net earnings (loss) applicable to common shares--
       before extraordinary loss                                   (105,161)          4,020             (3,819)           (1,273)
   Extraordinary loss                                                     0          (2,098)                 0                 0
                                                                 ----------      ----------         ----------        ----------
       Net loss applicable to common shares                      $ (105,161)     $    1,922         $   (3,819)       $   (1,273)
                                                                 ==========      ==========         ==========        ==========

   Weighted average common shares outstanding                     7,916,071       6,130,117          4,000,000         4,000,000
   Assumed exercise of lender warrants                              220,000         237,223                  0                 0
   Assumed exercise of the stock option clause in the
     deferred compensation agreements                               100,000         100,000                  0                 0
   Assumed exercise of redeemable preferred stock                   177,776         177,776                  0                 0
                                                                 ----------      ----------         ----------        ----------
                                                                  8,413,847       6,645,116          4,000,000         4,000,000
                                                                 ==========      ==========         ==========        ==========
   Diluted earnings (loss) per share--
       before extraordinary loss                                 $   (12.50)     $     0.60         $    (0.95)       $    (0.32)
   Diluted extraordinary loss per share                                0.00           (0.31)              0.00              0.00
                                                                 ----------      ----------         ----------        ----------
       Diluted loss per share                                    $   (12.50)     $     0.29         $    (0.95)       $    (0.32)
                                                                 ==========      ==========         ==========        ==========

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